             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                         Statement to Certificateholders

                                October 15, 2001
--------------------------------------------------------------------------------

                                                 DISTRIBUTION IN DOLLARS
              ORIGINAL         BEGINNING                                                                               ENDING
                FACE           PRINCIPAL                                                   REALIZED    DEFERRED       PRINCIPAL
   CLASS       VALUE            BALANCE       PRINCIPAL       INTEREST        TOTAL         LOSSES     INTEREST        BALANCE
    A1      357,735,172.00   39,727,633.79   3,312,055.26    115,177.03    3,427,232.29        0.00        0.00     36,415,578.53
    A2       40,000,000.00    4,442,127.79     370,335.99     12,852.56      383,188.55        0.00        0.00      4,071,791.80
     R                0.00            0.00           0.00    128,362.83      128,362.83        0.00        0.00              0.00
  TOTALS    397,735,172.00   44,169,761.58   3,682,391.25    256,392.42    3,938,783.67        0.00        0.00     40,487,370.33

    SI        8,117,044.50   68,965,964.91           0.00    387,180.20      387,180.20    2,396.57        0.00     70,651,108.48


           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                         PASS-THROUGH RATES
                                                                                                             CURRENT
             BEGINNING                                                    ENDING                            PASS-THRU
  CLASS      PRINCIPAL     PRINCIPAL      INTEREST        TOTAL          PRINCIPAL             CLASS           RATE
   A1      111.05319493    9.25839984    0.32196172     9.58036156     101.79479509             A1          3.727500%
   A2      111.05319475    9.25839975    0.32131400     9.57971375     101.79479500             A2          3.720000%
 TOTALS    111.05319491    9.25839983    0.64463100     9.90303083     101.79479508

   SI    8,496.43794733    0.00000000   47.69965226    47.69965226   8,704.04350746             SI          0.000000%


       IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE
                     CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark M. Volosov
             The Chase Manhattan Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                    Tel: (212) 946-7172 / Fax: (212) 946-8302


[CHASE LOGO]                     (c) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                October 15, 2001

--------------------------------------------------------------------------------

Sec. 4.01(i)                Principal Collections recieved during the Collection Period                                 3,755,887.82
                            Interest Collections recieved during the Collection Period                                    695,279.39
                            Additional Draw Amount                                                                         75,117.76

Sec. 4.01 (iii)             Floating Allocation Percentage                                                                40.193386%
                            Fixed Allocation Percentage                                                                   98.000000%

Sec. 4.01(iv)               Investor Certificate Interest Collections                                                     260,206.76
Sec. 4.01(v)                Investor Certificate Principal Collections                                                  3,680,770.06

Sec. 4.01(vi)               Seller Interest Collections                                                                   387,180.20
                            Seller Principal Collections                                                                   75,117.76

Sec. 4.01(xi)               Accelerated Principal Distribution Amount                                                          10.56
                            Accelerated Principal Distribution Amount Actually Distributed                                     10.56

Sec. 4.01(xiii)             Amount Required to be Paid by Seller                                                                0.00
                            Amount Required to be Paid by Servicer                                                              0.00

Sec. 4.01(xiv)              Servicing Fee                                                                                  47,892.42
                            Accrued and Unpaid Servicing Fees                                                                   0.00

Sec. 4.01(xv)               Liquidation Loss Amounts (Net of Charge Off Amounts)                                              -51.97
                            Charge Off Amounts                                                                              4,059.17
                            Charge Off Amounts allocable to Investor Certificateholders                                         0.00
                            Cumulative Loss Amounts                                                                     1,070,689.39

Sec. 4.01(xvi)              Pool Balance as of end of preceding Collection Period                                     114,941,818.21
                            Pool Balance as of end of second preceding Collection Period                              117,145,046.58

Sec. 4.01(xvii)             Invested Amount                                                                            42,516,620.76

Sec. 4.01(xxi)              Has a Rapid Amortization Event Ocurred?                                                              YES

Sec. 4.01(xxii)             Has an Event of Default Ocurred?                                                                      NO

Sec. 4.01(xxiii)            Amount Distributed to Credit Enhancer per 5.01(a)(1)                                            2,193.15
                            Amount Distributed to Credit Enhancer per 5.01(a)(6)                                                0.00
                            Unreimbursed Amounts Due to Credit Enhancer                                                         0.00

Sec. 4.01(xxiv)             Guaranteed Principal Distribution Amount                                                            0.00

Sec. 4.01(xxv)              Credit Enhancement Draw Amount                                                                      0.00

Sec. 4.01(xxvi)             Amount Distributed to Seller per 5.01(a)(10)                                                  128,362.83

Sec. 4.01(xxvii)            Maximum Rate                                                                                     7.0166%
                            Weighted Average Net Loan Rate                                                                   7.0166%




[CHASE LOGO]                     (c) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                October 15, 2001

--------------------------------------------------------------------------------

Sec. 4.01(xxviii)           Minimum Seller Interest                                                                     2,258,891.62

Sec. 4.01(xxix)             Required Servicer Advance                                                                           0.00
                            Unreimbursed Required Servicer Advance                                                              0.00
                            Required Servicer Advance Reimbursement                                                             0.00

Sec. 4.01(xxx)              Spread Account Requirement                                                                          0.00
                            Amount on deposit in the Spread Account (after the Spread Withdrawal)                               0.00
                            Spread Account Deposit                                                                              0.00
                            Spread Account Withdrawal (including Spread Account Deposits)                                       0.00


                                  Delinquencies

                                     Group 1
            Period          Number      Principal Balance      Percentage
           0-30 days           0                   0.00           0.00%
          31-60 days          71           2,179,373.49           1.93%
          61-90 days          13             580,121.71           0.51%
         91-120 days           6              44,238.01           0.04%
           121+ days          10             330,833.49           0.29%
            Total            100           3,134,566.70           2.77%


                              Loans in Foreclosure

                                     Group 1
                     Number     Principal Balance    Percentage
                       0              0.00               0.00%


                                  Loans in REO

                                     Group 1
                     Number     Principal Balance    Percentage
                       0              0.00               0.00%




[CHASE LOGO]                     (c) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION